Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2019

  Revenue of $706.9 million; 5% Reported growth; Organic growth of 5%
  GAAP EPS from continuing operations of $0.53; Adjusted EPS of $1.06
  GAAP operating income margin from continuing operations of 11.1%; Adjusted operating income margin from continuing operations of 21.6%
  Acquisition of Meizheng Group, a food safety testing provider; bolsters assay capabilities in China
  Adjusting GAAP EPS guidance to $2.21; Raising adjusted EPS guidance to $4.07

WALTHAM, Mass.--(BUSINESS WIRE)--October 30, 2019--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended September 29, 2019.

The Company reported GAAP earnings per share from continuing operations of $0.53, as compared to GAAP earnings per share from continuing operations of $0.68 in the third quarter of 2018. GAAP revenue for the quarter was $706.9 million, as compared to $674.3 million in the third quarter of 2018. GAAP operating income from continuing operations for the quarter was $78.7 million, as compared to $80.2 million for the same period a year ago. GAAP operating profit margin was 11.1% as a percentage of revenue, as compared to 11.9% in the third quarter of 2018.

Adjusted earnings per share from continuing operations for the quarter was $1.06, as compared to $0.90 in the third quarter of 2018. Adjusted revenue for the quarter was $707.1 million, as compared to $674.5 million in the third quarter of 2018. Adjusted operating income from continuing operations for the quarter was $152.5 million, as compared to $128.6 million for the same period a year ago. Adjusted operating profit margin was 21.6% as a percentage of adjusted revenues, as compared to 19.1% in the third quarter of 2018.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“Delivering mid-single organic revenue growth and high teens EPS growth in this environment reinforces our belief in the strength and resiliency of our businesses and our team’s operational execution,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “The strong operating leverage we experienced this quarter gave us the confidence to raise our full-year EPS guidance despite additional headwinds from foreign exchange.”

Financial Overview by Reporting Segment for the Third Quarter of 2019

Discovery & Analytical Solutions

  Revenue was $426.9 million, as compared to $406.2 million for the third quarter of 2018. Reported revenue increased 5% and organic revenue increased 4%.
  Operating income from continuing operations was $52.3 million, as compared to $48.4 million for the comparable prior period.
  Adjusted operating income was $86.2 million, as compared to $68.0 million in the third quarter of 2018.

Diagnostics

  Revenue was $280.0 million, as compared to $268.1 million for the third quarter of 2018. Reported revenue increased 4% and organic revenue increased 6%.
  Operating income from continuing operations was $47.4 million, as compared to $47.4 million for the comparable prior period.
  Adjusted operating income was $79.7 million, as compared to $76.2 million in the third quarter of 2018.

Full Year 2019 Guidance

For the full year 2019, the Company now forecasts GAAP earnings per share from continuing operations of $2.21 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $4.07.

Acquisition

We are excited to announce the recent acquisition of Meizheng Group, a leading food safety testing company in China. The addition of Meizheng expands PerkinElmer’s food safety capabilities into attractive markets, including pathogen, toxin, and drug residue testing.

Founded in 2009, and headquartered in Beijing, China, Meizheng offers a comprehensive product portfolio covering immunoassay, microbiology, and molecular testing across prioritized end-markets, including grain and milling, dairy, and meat and seafood. The food safety market in China is growing rapidly due to stricter quality standards and regulations developed in response to increased consumer demand for a safer food supply. Meizheng’s dedicated channel, culture of innovation, loyal customer base, and local regulatory experience create a strong foundation and natural synergies for PerkinElmer’s existing food quality and food safety testing business in China. Combined, PerkinElmer and Meizheng will have a broad set of capabilities across the food value chain, covering both quality and food safety testing at the crop through downstream third-party lab and food processor testing.

Conference Call Information

The Company will discuss its third quarter 2019 results and its outlook for business trends in a conference call on October 30, 2019 at 5:00 p.m. Eastern Time. To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 7094106.

A live audio webcast of the call will be available on the Investors section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems, or cybercrime; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.8 billion in 2018, has about 13,000 employees serving customers in more than 180 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Revenue	$706,923	$674,313	$2,078,177	$2,021,647

Cost of revenue	364,648	341,986	1,080,303	1,056,958
Selling, general and administrative expenses	204,171	196,769	604,581	601,374
Research and development expenses	45,376	48,848	141,700	142,028
Restructuring and contract termination charges, net	14,068	6,508	27,868	13,086

Operating income from continuing operations	78,660	80,202	223,725	208,201

Interest income	(292)	(316)	(925)	(754)
Interest expense	16,149	16,684	49,206	50,745
(Gain) loss on disposition of businesses and assets, net	-	(13,031)	2,469	(13,031)
Debt extinguishment costs	471	-	471	-
Other (income) expense, net	(922)	(1,176)	658	(7,013)

Income from continuing operations, before income taxes	63,254	78,041	171,846	178,254

Provision for income taxes	4,644	2,596	8,642	12,101

Income from continuing operations	58,610	75,445	163,204	166,153

Loss on disposition of discontinued operations, before income taxes	-	(308)	-	(859)
Provision for (benefit from) income taxes on discontinued operations and dispositions	52	(1,411)	147	(1,341)

(Loss) gain from discontinued operations and dispositions	(52)	1,103	(147)	482

Net income	$58,558	$76,548	$163,057	$166,635

Diluted earnings per share:
Income from continuing operations	$0.53	$0.68	$1.46	$1.49

(Loss) gain from discontinued operations and dispositions	(0.00)	0.01	(0.00)	0.00

Net income	$0.52	$0.69	$1.46	$1.49

Weighted average diluted shares of common stock outstanding	111,559	111,747	111,460	111,510

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	0.53	0.68	1.46	1.49
Amortization of intangible assets	0.37	0.32	1.09	0.90
Debt extinguishment costs	0.00	-	0.00	-
Purchase accounting adjustments	0.08	0.04	0.16	0.27
Acquisition and divestiture-related costs	0.01	0.02	0.05	0.05
Acceleration of executive compensation	0.07	-	0.07	-
Significant litigation matter	0.01	0.01	0.01	0.05
Disposition of businesses and assets, net	-	(0.12)	0.02	(0.12)
Restructuring and contract termination charges, net	0.13	0.06	0.25	0.12
Tax on above items	(0.16)	(0.03)	(0.40)	(0.27)
Impact of tax act	0.02	(0.06)	0.02	(0.05)
Adjusted EPS	1.06	0.90	2.75	2.43

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

DAS	Reported revenue	$426,904	$406,166	$1,249,704	$1,233,319

	Reported operating income from continued operations	52,347	48,381	146,963	149,243
	OP%	12.3%	11.9%	11.8%	12.1%
	Amortization of intangible assets	13,723	11,384	37,105	34,567
	Purchase accounting adjustments	7,429	71	12,480	101
	Acquisition and divestiture-related costs	444	1,688	1,403	1,759
	Significant litigation matter	805	633	1,620	5,050
	Restructuring and contract termination charges, net	11,427	5,890	22,427	11,566
	Adjusted operating income	86,175	68,047	221,998	202,286
	Adjusted OP%	20.2%	16.8%	17.8%	16.4%

Diagnostics	Reported revenue	280,019	268,147	828,473	788,328
	Purchase accounting adjustments	192	187	576	562
	Adjusted Revenue	280,211	268,334	829,049	788,890

	Reported operating income from continued operations	47,443	47,411	128,184	104,585
	OP%	16.9%	17.7%	15.5%	13.3%
	Amortization of intangible assets	27,547	23,878	84,094	66,112
	Purchase accounting adjustments	1,694	3,886	5,781	29,517
	Acquisition and divestiture-related costs	393	25	1,878	4,176
	Significant litigation matter	-	365	-	193
	Restructuring and contract termination charges, net	2,641	618	5,441	1,520
	Adjusted operating income	79,718	76,183	225,378	206,103
	Adjusted OP%	28.4%	28.4%	27.2%	26.1%

Corporate	Reported operating loss	(21,130)	(15,590)	(51,422)	(45,627)
	Acceleration of executive compensation	7,721	-	7,721	-
	Adjusted operating loss	(13,409)	(15,590)	(43,701)	(45,627)

Continuing Operations	Reported revenue	$706,923	$674,313	$2,078,177	$2,021,647
	Purchase accounting adjustments	192	187	576	562
	Adjusted Revenue	707,115	674,500	2,078,753	2,022,209

	Reported operating income from continued operations	78,660	80,202	223,725	208,201
	OP%	11.1%	11.9%	10.8%	10.3%
	Amortization of intangible assets	41,270	35,262	121,199	100,679
	Purchase accounting adjustments	9,123	3,957	18,261	29,618
	Acquisition and divestiture-related costs	837	1,713	3,281	5,935
	Acceleration of executive compensation	7,721	-	7,721	-
	Significant litigation matter	805	998	1,620	5,243
	Restructuring and contract termination charges, net	14,068	6,508	27,868	13,086
	Adjusted operating income	$152,484	$128,640	$403,675	$362,762
	Adjusted OP%	21.6%	19.1%	19.4%	17.9%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 29, 2019	December 30, 2018

Current assets:
Cash and cash equivalents	$392,969	$163,111
Accounts receivable, net	646,286	632,669
Inventories, net	391,820	338,347
Other current assets	117,330	100,507
Total current assets	1,548,405	1,234,634

Property, plant and equipment:
At cost	668,835	680,183
Accumulated depreciation	(370,595)	(361,593)
Property, plant and equipment, net	298,240	318,590

Operating lease right-of-use assets	174,689	-
Intangible assets, net	1,199,461	1,199,667
Goodwill	2,987,541	2,952,608
Other assets, net	280,745	270,023
Total assets	$6,489,081	$5,975,522

Current liabilities:
Current portion of long-term debt	$506,650	$14,856
Accounts payable	190,261	220,949
Short-term accrued restructuring and contract termination charges	16,923	4,834
Accrued expenses and other current liabilities	472,156	528,827
Current liabilities of discontinued operations	2,112	2,165
Total current liabilities	1,188,102	771,631

Long-term debt	1,750,925	1,876,624
Long-term liabilities	690,041	742,312
Operating lease liabilities	153,216	-
Total liabilities	3,782,284	3,390,567

Total stockholders' equity	2,706,797	2,584,955
Total liabilities and stockholders' equity	$6,489,081	$5,975,522

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(In thousands)		(In thousands)

Operating activities:
Net income	$58,558	$76,548	$163,057	$166,635
Loss (gain) from discontinued operations and dispositions, net of income taxes	52	(1,103)	147	(482)
Income from continuing operations	58,610	75,445	163,204	166,153
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	12,304	11,127	25,105	23,275
Restructuring and contract termination charges, net	14,068	6,508	27,868	13,086
Depreciation and amortization	53,324	45,161	157,117	133,386
Change in fair value of contingent consideration	1,238	3,739	4,399	10,804
Amortization of deferred debt financing costs and accretion of discounts	988	935	2,778	2,454
Loss (gain) on disposition of businesses and assets, net	-	(13,031)	2,469	(13,031)
Gain on sale of investments, net	-	(557)	-	(557)
Debt extinguishment costs	471	-	471	-
Amortization of acquired inventory revaluation	7,693	-	13,258	18,160
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(12,528)	6,098	(22,132)	(12,670)
Inventories	2,082	1,680	(48,367)	(41,313)
Accounts payable	5,908	(12,203)	(34,043)	(36,587)
Accrued expenses and other	(37,443)	(31,510)	(143,869)	(111,341)
Net cash provided by operating activities of continuing operations	106,715	93,392	148,258	151,819
Net cash used in operating activities of discontinued operations	-	(200)	-	(200)
Net cash provided by operating activities	106,715	93,192	148,258	151,619

Investing activities:
Capital expenditures	(16,621)	(20,835)	(53,082)	(60,443)
Purchases of investments	(4,519)	-	(5,387)	(5,500)
Purchases of licenses	-	-	(5,000)	-
Proceeds from surrender of life insurance policies	-	-	-	72
Proceeds from disposition of businesses and assets	-	37,854	550	38,027
Payment of acquisitions, net of cash and cash equivalents acquired	(7,882)	(9,000)	(252,620)	(44,057)
Net cash (used in) provided by investing activities of continuing operations	(29,022)	8,019	(315,539)	(71,901)
Net cash provided by investing activities of discontinued operations	-	-	-	-
Net cash (used in) provided by investing activities	(29,022)	8,019	(315,539)	(71,901)

Financing Activities:
Payments on borrowings	(841,489)	(352,000)	(1,419,489)	(1,019,000)
Proceeds from borrowings	184,866	263,000	1,034,416	605,000
Proceeds from sale of senior debt	847,195	-	847,195	369,340
Payments of debt financing costs	(7,741)	-	(7,922)	(2,634)
Settlement of cash flow hedges	72	2,426	(1,587)	(30,285)
Net payments on other credit facilities	(1,360)	(12,717)	(11,166)	(22,871)
Payments for acquisition-related contingent consideration	(4,500)	(12,800)	(28,200)	(12,800)
Proceeds from issuance of common stock under stock plans	1,009	11,136	17,563	19,484
Purchases of common stock	(144)	(325)	(6,201)	(4,974)
Dividends paid	(7,775)	(7,751)	(23,282)	(23,222)
Net cash provided by (used in) financing activities of continuing operations	170,133	(109,031)	401,327	(121,962)
Net cash used in financing activities of discontinued operations	-	-	-	-
Net cash provided by (used in) financing activities	170,133	(109,031)	401,327	(121,962)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5,069)	(3,059)	(4,384)	(7,410)

Net increase (decrease) in cash, cash equivalents, and restricted cash	242,757	(10,879)	229,662	(49,654)
Cash, cash equivalents, and restricted cash at beginning of period	153,220	163,596	166,315	202,371
Cash, cash equivalents, and restricted cash at end of period	$395,977	$152,717	$395,977	$152,717

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$392,969	$149,513	$392,969	$149,513
Restricted cash included in other current assets	3,008	3,204	3,008	3,204
Total cash, cash equivalents and restricted cash	$395,977	$152,717	$395,977	$152,717

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	September 29, 2019		September 30, 2018

Adjusted revenue:
Revenue	$706.9		$674.3
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$707.1		$674.5

Adjusted gross margin:
Gross margin	$342.3	48.4%	$332.3	49.3%
Amortization of intangible assets	15.2	2.1%	11.6	1.7%
Purchase accounting adjustments	7.9	1.1%	0.2	0.0%
Adjusted gross margin	$365.3	51.7%	$344.1	51.0%

Adjusted SG&A:
SG&A	$204.2	28.9%	$196.8	29.2%
Amortization of intangible assets	(26.1)	-3.7%	(20.0)	-3.0%
Purchase accounting adjustments	(1.2)	-0.2%	(3.8)	-0.6%
Acquisition and divestiture-related expenses	(0.8)	-0.1%	(1.7)	-0.3%
Acceleration of executive compensation	(7.7)	-1.1%	-	0.0%
Significant litigation matter	(0.8)	-0.1%	(1.0)	-0.1%
Adjusted SG&A	$167.5	23.7%	$170.3	25.2%

Adjusted R&D:
R&D	$45.4	6.4%	$48.8	7.2%
Amortization of intangible assets	-	0.0%	(3.7)	-0.5%
Adjusted R&D	$45.4	6.4%	$45.2	6.7%

Adjusted operating income:
Operating income	$78.7	11.1%	$80.2	11.9%
Amortization of intangible assets	41.3	5.8%	35.3	5.2%
Purchase accounting adjustments	9.1	1.3%	4.0	0.6%
Acquisition and divestiture-related expenses	0.8	0.1%	1.7	0.3%
Acceleration of executive compensation	7.7	1.1%	-	0.0%
Significant litigation matter	0.8	0.1%	1.0	0.1%
Restructuring and contract termination charges, net	14.1	2.0%	6.5	1.0%
Adjusted operating income	$152.5	21.6%	$128.6	19.1%

	PKI
	Three Months Ended
	September 29, 2019		September 30, 2018

Adjusted EPS:
GAAP EPS	$0.52		$0.69
Discontinued operations, net of income taxes	(0.00)		0.01
GAAP EPS from continuing operations	0.53		0.68
Amortization of intangible assets	0.37		0.32
Debt extinguishment costs	0.00		-
Purchase accounting adjustments	0.08		0.04
Acquisition and divestiture-related expenses	0.01		0.02
Acceleration of executive compensation	0.07		-
Significant litigation matter	0.01		0.01
Disposition of businesses and assets, net	-		(0.12)
Restructuring and contract termination charges, net	0.13		0.06
Tax on above items	(0.16)		(0.03)
Impact of tax act	0.02		(0.06)
Adjusted EPS	$1.06		$0.90

	DAS
	Three Months Ended
	September 29, 2019		September 30, 2018

Revenue	$426.9		$406.2

Adjusted operating income:
Operating income	$52.3	12.3%	$48.4	11.9%
Amortization of intangible assets	13.7	3.2%	11.4	2.8%
Purchase accounting adjustments	7.4	1.7%	0.1	0.0%
Acquisition and divestiture-related expenses	0.4	0.1%	1.7	0.4%
Significant litigation matter	0.8	0.2%	0.6	0.2%
Restructuring and contract termination charges, net	11.4	2.7%	5.9	1.5%
Adjusted operating income	$86.2	20.2%	$68.0	16.8%

	Diagnostics
	Three Months Ended
	September 29, 2019		September 30, 2018

Adjusted revenue:
Revenue	$280.0		$268.1
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$280.2		$268.3

Adjusted operating income:
Operating income	$47.4	16.9%	$47.4	17.7%
Amortization of intangible assets	27.5	9.8%	23.9	8.9%
Purchase accounting adjustments	1.7	0.6%	3.9	1.4%
Acquisition and divestiture-related expenses	0.4	0.1%	0.0	0.0%
Significant litigation matter	-	0.0%	0.4	0.1%
Restructuring and contract termination charges, net	2.6	0.9%	0.6	0.2%
Adjusted operating income	$79.7	28.4%	$76.2	28.4%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	September 29, 2019		September 30, 2018

Adjusted revenue:
Revenue	$ 2,078.2		$ 2,021.6
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$ 2,078.8		$ 2,022.2

Adjusted gross margin:
Gross margin	$ 997.9	48.0%	$ 964.7	47.7%
Amortization of intangible assets	45.6	2.2%	34.8	1.7%
Purchase accounting adjustments	13.8	0.7%	18.8	0.9%
Adjusted gross margin	$ 1,057.3	50.9%	$ 1,018.3	50.4%

Adjusted SG&A:
SG&A	$ 604.6	29.1%	$ 601.4	29.7%
Amortization of intangible assets	(75.6)	-3.6%	(62.0)	-3.1%
Purchase accounting adjustments	(4.4)	-0.2%	(10.9)	-0.5%
Acquisition and divestiture-related expenses	(3.3)	-0.2%	(5.9)	-0.3%
Acceleration of executive compensation	(7.7)	-0.4%	-	0.0%
Significant litigation matter	(1.6)	-0.1%	(5.2)	-0.3%
Adjusted SG&A	$ 512.0	24.6%	$ 517.3	25.6%

Adjusted R&D:
R&D	$ 141.7	6.8%	$ 142.0	7.0%
Amortization of intangible assets	-	0.0%	(3.8)	-0.2%
Adjusted R&D	$ 141.7	6.8%	$ 138.2	6.8%

Adjusted operating income:
Operating income	$ 223.7	10.8%	$ 208.2	10.3%
Amortization of intangible assets	121.2	5.8%	100.7	5.0%
Purchase accounting adjustments	18.3	0.9%	29.6	1.5%
Acquisition and divestiture-related expenses	3.3	0.2%	5.9	0.3%
Acceleration of executive compensation	7.7	0.4%	-	0.0%
Significant litigation matter	1.6	0.1%	5.2	0.3%
Restructuring and contract termination charges, net	27.9	1.3%	13.1	0.6%
Adjusted operating income	$ 403.7	19.4%	$ 362.8	17.9%

	PKI
	Nine Months Ended
	September 29, 2019		September 30, 2018

Adjusted EPS:
GAAP EPS	$ 1.46		$ 1.49
Discontinued operations	(0.00)		0.00
GAAP EPS from continuing operations	1.46		1.49
Amortization of intangible assets	1.09		0.90
Debt extinguishment costs	0.00		-
Purchase accounting adjustments	0.16		0.27
Significant litigation matter	0.01		0.05
Acquisition and divestiture-related expenses	0.05		0.05
Acceleration of executive compensation	0.07		-
Loss (Gain) on disposition of businesses and assets, net	0.02		(0.12)
Restructuring and contract termination charges, net	0.25		0.12
Tax on above items	(0.40)		(0.27)
Impact of tax act	0.02		(0.05)
Adjusted EPS	$ 2.75		$ 2.43

	PKI
			Twelve Months Ended
			December 29, 2019
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$ 2.21
Amortization of intangible assets			1.46
Debt extinguishment costs			0.29
Purchase accounting adjustments			0.24
Significant litigation matter			0.01
Acquisition and divestiture-related expenses			0.06
Acceleration of executive compensation			0.07
Disposition of businesses and assets, net			0.02
Restructuring and contract termination charges, net			0.25
Tax on above items			(0.56)
Impact of tax act			0.02
Adjusted EPS			$ 4.07

	DAS
	Nine Months Ended
	September 29, 2019		September 30, 2018

Revenue	$ 1,249.7		$ 1,233.3

Adjusted operating income:
Operating income	$ 147.0	11.8%	$ 149.2	12.1%
Amortization of intangible assets	37.1	3.0%	34.6	2.8%
Purchase accounting adjustments	12.5	1.0%	0.1	0.0%
Acquisition and divestiture-related expenses	1.4	0.1%	1.8	0.1%
Significant litigation matter	1.6	0.1%	5.1	0.4%
Restructuring and contract termination charges, net	22.4	1.8%	11.6	0.9%
Adjusted operating income	$ 222.0	17.8%	$ 202.3	16.4%

	Diagnostics
	Nine Months Ended
	September 29, 2019		September 30, 2018

Adjusted revenue:
Revenue	$ 828.5		$ 788.3
Purchase accounting adjustments	0.6		0.6
Adjusted revenue	$ 829.0		$ 788.9

Adjusted operating income:
Operating income	$ 128.2	15.5%	$ 104.6	13.3%
Amortization of intangible assets	84.1	10.2%	66.1	8.4%
Purchase accounting adjustments	5.8	0.7%	29.5	3.7%
Acquisition and divestiture-related expenses	1.9	0.2%	4.2	0.5%
Significant litigation matter	-	0.0%	0.2	0.0%
Restructuring and contract termination charges, net	5.4	0.7%	1.5	0.2%
Adjusted operating income	$ 225.4	27.2%	$ 206.1	26.1%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
September 29, 2019
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	5%

DAS
Three Months Ended
September 29, 2019
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	3%
Organic revenue growth	4%

Diagnostics
Three Months Ended
September 29, 2019
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	6%

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items, and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt, including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income arising from hedges utilized to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incur expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events were recorded.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Bryan Kipp (781) 663-5583
bryan.kipp@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Brian Willinsky (781) 663-5728
brian.willinsky@perkinelmer.com